RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2003-S18 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S18

                 $ 656,095     0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated October 27, 2003
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 27, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
500 - 519..................            2         $    354,262            0.17%         $   177,131              65.82%
560 - 579..................            1              426,074            0.21              426,074              69.00
620 - 639..................            6            2,560,815            1.26              426,802              57.30
640 - 659..................            5            1,234,000            0.61              246,800              62.58
660 - 679..................           25            9,150,659            4.50              366,026              57.65
680 - 699..................           30           13,328,439            6.56              444,281              55.90
700 - 719..................           42           15,763,682            7.75              375,326              52.83
720 - 739..................           43           17,471,413            8.59              406,312              56.35
740 - 759..................           56           22,084,886           10.86              394,373              60.00
760 - 779..................           96           37,938,710           18.66              395,195              60.18
780 - 799..................          122           46,504,773           22.88              381,187              59.43
800 or greater.............           98           36,356,942           17.89              370,989              54.69
Subtotal with Credit Score.          526         $203,174,654           99.95%         $   386,264              57.72%
Not Available..............            1              102,491            0.05              102,491              77.00
                                  ---------      ------------       -------------      ------------        ----------------
    Total..................          527         $203,277,145          100.00%         $   385,725              57.73%
                                  =========      ============       =============      ============        ================

Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 758.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.



                                                           MORTGAGE RATES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.250 - 4.374..............       1          $    494,611          0.24%        $    494,611        795           80.00%
4.375 - 4.499..............       5             2,021,432          0.99              404,286        752           69.90
4.500 - 4.624..............       5             2,293,952          1.13              458,790        764           57.95
4.625 - 4.749..............      11             4,223,925          2.08              383,993        768           52.30
4.750 - 4.874..............      47            19,608,411          9.65              417,200        764           58.41
4.875 - 4.999..............      81            35,229,466         17.33              434,932        752           57.40
5.000 - 5.124..............     103            42,305,971         20.81              410,738        760           57.78
5.125 - 5.249..............     106            38,358,791         18.87              361,875        755           55.42
5.250 - 5.374..............      65            24,123,619         11.87              371,133        760           61.80
5.375 - 5.499..............      41            15,094,908          7.43              368,168        754           55.85
5.500 - 5.624..............      21             6,717,787          3.30              319,895        759           56.26
5.625 - 5.749..............      14             5,166,158          2.54              369,011        770           55.39
5.750 - 5.874..............      16             5,453,256          2.68              340,829        756           61.21
5.875 - 5.999..............       7             1,935,983          0.95              276,569        752           60.00
6.000 - 6.124..............       2               191,190          0.09               95,595        780           62.48
6.125 - 6.249..............       1                23,962          0.01               23,962        708           80.00
6.250 - 6.374..............       1                33,722          0.02               33,722        809           18.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................     527          $203,277,145        100.00%        $    385,725        758           57.73%
                             ==========      ============     ============      ============   =============  =============

As of March 1, 2005, the weighted average mortgage rate was approximately per annum 5.0766%.


                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
100,000 or less............       16         $    961,116          0.47%          $ 60,070          727           59.50%
100,001 to 200,000.........       31            4,294,815          2.11            138,542          740           60.15
200,001 to 300,000.........       35            8,150,934          4.01            232,884          763           54.70
300,001 to 400,000.........      167           55,671,430         27.39            333,362          763           60.21
400,001 to 500,000.........      155           63,991,462         31.48            412,848          761           60.10
500,001 to 600,000.........       78           39,397,355         19.38            505,094          755           55.00
600,001 to 700,000.........       26           15,317,129          7.54            589,120          748           59.11
700,001 to 800,000.........        5            3,381,163          1.66            676,233          748           34.11
800,001 to 900,000.........        6            4,686,479          2.31            781,080          758           46.34
900,001 to 1,000,000.......        8            7,425,262          3.65            928,158          734           49.96
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      527         $203,277,145        100.00%          $385,725          758           57.73%
                             ==========      ============     ============      ============   =============  =============



                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............         144          $ 57,049,804           28.07%         $    396,179                761
50.01 - 55.00..............          59            22,901,286           11.27               388,157                761
55.01 - 60.00..............          72            30,089,210           14.80               417,906                755
60.01 - 65.00..............          57            20,977,167           10.32               368,020                753
65.01 - 70.00..............          80            30,686,248           15.10               383,578                754
70.01 - 75.00..............          54            20,875,462           10.27               386,583                755
75.01 - 80.00..............          57            19,951,936            9.82               350,034                763
80.01 - 85.00..............           1               367,005            0.18               367,005                795
85.01 - 90.00..............           1                93,127            0.05                93,127                757
90.01 - 95.00..............           2               285,901            0.14               142,950                747
                                  ---------      ------------       -------------      ------------        ----------------
    Total..................         527          $203,277,145          100.00%          $   385,725                758
                                  =========      ============       =============      ============        ================


The weighted average LTV ratio at origination of the mortgage loans was approximately 57.73%.


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alaska.....................       1          $    142,505          0.07%         $   142,505        703           74.00%
Alabama....................       1               378,315          0.19              378,315        726           54.00
Arkansas...................       2               940,426          0.46              470,213        770           73.86
Arizona....................      16             6,780,986          3.34              423,812        768           58.30
California.................     142            57,769,095         28.42              406,825        762           54.33
Colorado...................      12             3,820,628          1.88              318,386        761           62.44
Connecticut................      13             6,007,191          2.96              462,092        781           53.04
District of Columbia.......       1               482,509          0.24              482,509        676           43.00
Delaware...................       3             1,230,980          0.61              410,327        764           40.03
Florida....................      22             9,882,020          4.86              449,183        745           57.79
Georgia....................      17             7,498,219          3.69              441,072        740           57.25
Iowa.......................       1               503,607          0.25              503,607        724           46.00
Idaho......................       1               461,069          0.23              461,069        780           78.00
Illinois...................      18             6,279,098          3.09              348,839        752           60.26
Indiana....................       2               352,764          0.17              176,382        689           75.34
Kansas.....................       3               738,203          0.36              246,068        777           70.92
Kentucky...................       1               374,088          0.18              374,088        773           46.00
Louisiana..................       4             1,347,374          0.66              336,844        685           64.26
Massachusetts..............      25            10,107,874          4.97              404,315        772           55.46
Maryland...................      18             7,068,589          3.48              392,699        752           56.91
Maine......................       1               376,645          0.19              376,645        746           80.00
Michigan...................       9             2,920,430          1.44              324,492        757           62.85
Minnesota..................       6             1,904,612          0.94              317,435        783           57.48
Missouri...................       4             1,950,456          0.96              487,614        755           61.14
Mississippi................       2               639,835          0.31              319,917        768           63.77
North Carolina.............      18             7,112,296          3.50              395,128        762           61.40
Nebraska...................       3             1,580,976          0.78              526,992        743           65.63
New Jersey.................      41            15,768,852          7.76              384,606        753           61.07
New Mexico.................       3               768,342          0.38              256,114        763           70.92
Nevada.....................       8             2,462,729          1.21              307,841        784           66.44
New York...................      28             9,621,852          4.73              343,638        740           51.01
Ohio.......................       7             1,941,993          0.96              277,428        780           74.01
Oklahoma...................       2               298,976          0.15              149,488        775           68.74
Oregon.....................       3             1,236,763          0.61              412,254        769           64.99
Pennsylvania...............      11             3,851,585          1.89              350,144        779           68.36
South Carolina.............       7             3,299,257          1.62              471,322        746           60.42
Texas......................      33            10,467,158          5.15              317,187        757           60.06
Utah.......................       2               388,630          0.19              194,315        669           58.60
Virginia...................      25            10,076,659          4.96              403,066        747           55.33
Vermont....................       2               769,896          0.38              384,948        730           49.25
Washington.................       7             2,785,915          1.37              397,988        769           64.57
Wisconsin..................       2               887,746          0.44              443,873        794           68.50
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................     527          $ 03,277,145        100.00%         $   385,725        758           57.73%
                             ==========      ============     ============      ============   =============  =============

         No more than 1.1% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Georgia and no more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Georgia.


                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................       29         $ 10,858,703          5.34%        $   374,438        751            71.36%
Rate/Term Refinance........      394          153,357,622         75.44             389,233        760            56.88
Equity Refinance...........      104           39,060,820         19.22             375,585        752            57.30
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      527         $203,277,145        100.00%        $   385,725        758            57.73%
                             ==========      ============     ============      ============   =============  =============



                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      393         $152,533,881         75.04%        $    388,127        760          59.97%
Reduced Documentation......      134           50,743,264         24.96              378,681        751          51.00
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      527         $203,277,145        100.00%        $    385,725        758          57.73%
                             ==========      ============     ============      ============   =============  =============

No more than 37.2% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 10.3% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.


                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       OCCUPANCY TYPE           LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      513         $196,460,425         96.65%        $    382,964        758          57.55%
Second/Vacation............       14            6,816,720          3.35              486,909        751          63.05
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      527         $203,277,145        100.00%        $    385,725        758          57.73%
                             ==========      ============     ============      ============   =============  =============




                                                      MORTGAGED PROPERTY TYPES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      388         $150,417,684         74.00%        $    387,674        758           56.92%
Planned Unit Developments        115           45,415,780         22.34              394,920        757           59.89
    (detached).............
Condo Low-Rise (less than         11            3,104,791          1.53              282,254        746           62.65
    5 stories).............
Planned Unit Developments          4            1,142,896          0.56              285,724        752           61.61
    (attached).............
Condo Mid-Rise (5 to
    8 stories).                    2              902,578          0.44              451,289        789           80.00
Condo High-Rise
   (9 stories or more).....        2              881,994          0.43              440,997        794           53.51
Townhouse..................        2              781,770          0.38              390,885        762           54.61
Two-to-four family units...        3              629,652          0.31              209,884        752           41.75
                             ----------      ------------     ------------      ------------   -------------  -------------
    Total..................      527         $203,277,145        100.00%        $    385,725        758           57.73%
                             ==========      ============     ============      ============   =============  =============




                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
3.970......................       1          $    494,611         0.24%         $    494,611        795           80.00%
4.095......................       5             2,021,432         0.99               404,286        752           69.90
4.220......................       5             2,293,952         1.13               458,790        764           57.95
4.345......................      11             4,223,925         2.08               383,993        768           52.30
4.470......................      47            19,608,411         9.65               417,200        764           58.41
                             ----------      ------------     ------------      ------------   -------------  -------------
      Total................      69          $ 28,642,331        14.09%         $    415,106        764           58.66%
                             ==========      ============     ============      ============   =============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 2.301248842%.

                                                                 7
         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      94         89        82         74          69
April 2007.............................................      89         79        65         53          45
April 2008.............................................      82         69        52         37          29
April 2009.............................................      76         60        40         26          19
April 2010.............................................      69         51        31         18          12
April 2011.............................................      62         43        24         12           8
April 2012.............................................      55         36        18          8           5
April 2013.............................................      47         29        13          5           3
April 2014.............................................      39         22         9          3           2
April 2015.............................................      31         17         6          2           1
April 2016.............................................      22         11         4          1           *
April 2017.............................................      12          6         2          *           *
April 2018.............................................       3          1         *          *           *
April 2019.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........      7.3        5.7       4.0        2.9         2.4

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance ...........   $28,668,138.95       $175,698,465.04
Weighted average mortgage rate ........     4.6764202754%                5.145%
Weighted average servicing fee rate....     0.2800000000%               0.3300%
Weighted average original term
to maturity (months) .................               180                   179
Weighted average remaining term
to maturity (months) ..................              159                   158

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$512,737......................  3.6%    4.8%    7.0%    9.7%     11.7%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.



                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $ 41,799,848        156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081            485,414          2,147            488,965          1,968        469,058
  60 to 89 days............        297             66,720            336             72,625            327         75,698
  90 days or more..........        301             69,148            307             68,860            333         76,136
Foreclosures Pending.......        419            100,940            340             81,219            350         91,964
Total Delinquent Loans.....      3,098       $    722,221          3,130           $711,669          2,978       $712,856
Percent of Loan
    Portfolio..............      1.943%             1.728%         1.996%             1.701%         2.092%         1.871%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $ 29,652,506         61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days............      1,391            350,118            813            202,438            354        101,882
  60 to 89 days............        256             59,355            180             37,722             80         18,514
  90 days or more..........        277             67,047            229             51,671             99         22,840
Foreclosures Pending.......        333             80,326            243             58,402            139         31,349
Total Delinquent Loans.....      2,257       $    556,846          1,465           $350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%             1.878%         2.388%             1.790%         1.300%         0.990%


----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                   AT DECEMBER 31, 1999             AT DECEMBER 31, 2000            AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    31,572        $5,733,023          29,442         $  5,424,670       26,174     $4,923,160
Period of Delinquency
  30 to 59 days............       476            87,173             481               80,450          436         72,245
  60 to 89 days............        72            13,317              85               14,464           71         13,138
  90 days or more..........        68            14,146              57               12,443           64         12,292
Foreclosures Pending.......       113            23,846              87               17,435           79         22,361
Total Delinquent Loans.....       729          $138,482             710         $    124,791          650       $120,036
Percent of Loan
    Portfolio..............     2.309%            2.416%          2.412%               2.300%       2.483%         2.438%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003              AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    20,813        $4,388,764          15,134         $  3,902,833       12,980     $3,701,651
Period of Delinquency
  30 to 59 days............       303            56,489             221               45,326           80         18,542
  60 to 89 days............        62            12,354              38                7,098           21          4,011
  90 days or more..........        66            16,163              55                9,585           15          2,980
Foreclosures Pending.......        68            14,099              53               11,232           26          5,253
Total Delinquent Loans.....       499           $99,105             367         $     73,241          142        $30,786
Percent of Loan
    Portfolio..............     2.398%            2.258%          2.425%               1.877%       1.094%         0.832%


----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $41,799,848          $41,837,077            $38,092,093
Average Portfolio Balance....       $41,744,291          $41,712,987            $40,578,437
Foreclosed Loans.............           $36,732              $18,166                $11,865
Liquidated Foreclosed Loans..          $ 40,097              $57,997                $35,574
Foreclosed Loans Ratio.......             0.088%               0.043%                 0.031%
Gross Loss...................            $6,022              $16,608                 $9,085
Gross Loss Ratio.............             0.014%               0.040%                 0.022%
Covered Loss.................            $3,549               $6,438                 $5,451
Net Loss.....................            $2,473              $10,170                 $3,633
Net Loss Ratio...............             0.006%               0.024%                 0.009%
Excess Recovery..............              $333                  $39                     $5


                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $29,652,506          $19,562,648            $17,633,235
Average Portfolio Balance....       $34,185,451          $23,080,737            $17,999,485
Foreclosed Loans.............           $13,924               $9,435                 $2,109
Liquidated Foreclosed Loans..           $30,193              $28,302                $16,609
Foreclosed Loans Ratio.......             0.047%               0.048%                  0.012%
Gross Loss...................            $5,871               $5,331                 $2,922
Gross Loss Ratio.............             0.017%               0.023%                  0.016%
Covered Loss.................            $3,056               $4,219                 $1,648
Net Loss.....................            $2,816               $1,112                 $1,274
Net Loss Ratio...............             0.008%               0.005%                  0.007%
Excess Recovery..............              $108                  $18                    $68



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $ 5,733,023          $ 5,424,670            $ 4,923,160
Average Portfolio Balance....       $ 6,483,857          $ 5,497,288            $ 5,208,164
Foreclosed Loans.............            $7,705               $2,749                   $841
Liquidated Foreclosed Loans..            $7,487              $10,220                 $5,253
Foreclosed Loans Ratio.......             0.134%               0.051%                 0.017%
Gross Loss...................            $1,142               $4,343                 $1,657
Gross Loss Ratio.............             0.018%               0.079%                 0.032%
Covered Loss.................              $561                 $895                 $1,202
Net Loss.....................              $581               $3,449                   $456
Net Loss Ratio...............             0.009%               0.063%                 0.009%
Excess Recovery..............              $148                  $25                     $0



                                   AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED           YEAR ENDED            YEAR ENDED
                                 DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $ 4,388,764          $ 3,902,833            $ 3,701,651
Average Portfolio Balance....       $ 4,572,334          $ 4,082,685            $ 3,702,764
Foreclosed Loans.............            $3,323               $2,051                   $798
Liquidated Foreclosed Loans..            $3,685               $5,319                 $2,680
Foreclosed Loans Ratio.......             0.076%               0.053%                 0.022%
Gross Loss...................            $1,047               $1,473                   $581
Gross Loss Ratio.............             0.023%               0.036%                 0.016%
Covered Loss.................              $462                 $884                   $227
Net Loss.....................              $585                 $589                   $353
Net Loss Ratio...............             0.013%               0.014%                 0.010%
Excess Recovery..............                $0                   $0                    $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18(POOL #  4750)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4750
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XDD2   229,306,000.00 191,481,343.56     4.500000  %  1,234,854.96
A-2     76111XDE0    20,000,000.00  16,700,944.90     4.500000  %    107,703.68
A-3     76111XDF7       756,000.00     631,295.72     4.500000  %      4,071.20
A-P     76111XDG5       805,355.13     684,093.74     0.000000  %      3,830.52
A-V     76111XDH3             0.00           0.00     0.278541  %          0.00
R       76111XDJ9           100.00           0.00     4.500000  %          0.00
M-1     76111XDK6     1,395,800.00   1,319,500.16     4.500000  %      5,744.26
M-2     76111XDL4       380,500.00     359,700.39     4.500000  %      1,565.90
M-3     76111XDM2       380,500.00     359,700.39     4.500000  %      1,565.90
B-1     76111XDN0       253,700.00     239,831.77     4.500000  %      1,044.07
B-2     76111XDP5       126,800.00     119,868.62     4.500000  %        521.83
B-3     76111XDQ3       253,713.95     239,844.96     4.500000  %      1,044.13

-------------------------------------------------------------------------------
                  253,658,469.08   212,136,124.21                  1,361,946.45
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       718,055.04  1,952,910.00            0.00       0.00    190,246,488.60
A-2        62,628.54    170,332.22            0.00       0.00     16,593,241.22
A-3         2,367.36      6,438.56            0.00       0.00        627,224.52
A-P             0.00      3,830.52            0.00       0.00        680,263.22
A-V        49,240.49     49,240.49            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,948.13     10,692.39            0.00       0.00      1,313,755.90
M-2         1,348.88      2,914.78            0.00       0.00        358,134.49
M-3         1,348.88      2,914.78            0.00       0.00        358,134.49
B-1           899.37      1,943.44            0.00       0.00        238,787.70
B-2           449.51        971.34            0.00       0.00        119,346.79
B-3           899.42      1,943.55            0.00       0.00        238,800.83

-------------------------------------------------------------------------------
          842,185.62  2,204,132.07            0.00       0.00    210,774,177.76
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     835.047245    5.385184     3.131427     8.516611   0.000000  829.662061
A-2     835.047245    5.385184     3.131427     8.516611   0.000000  829.662061
A-3     835.047246    5.385185     3.131429     8.516614   0.000000  829.662061
A-P     849.431160    4.756312     0.000000     4.756312   0.000000  844.674848
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     945.336117    4.115382     3.545014     7.660396   0.000000  941.220735
M-2     945.336109    4.115375     3.545020     7.660395   0.000000  941.220735
M-3     945.336109    4.115375     3.545020     7.660395   0.000000  941.220735
B-1     945.336107    4.115372     3.545014     7.660386   0.000000  941.220735
B-2     945.336113    4.115379     3.545032     7.660411   0.000000  941.220735
B-3     945.336117    4.115383     3.545016     7.660399   0.000000  941.220734

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18 (POOL #  4750)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4750
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       44,151.00
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,501.27

SUBSERVICER ADVANCES THIS MONTH                                        5,592.60
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     686,359.70

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     210,774,177.77

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          539

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      438,365.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.75222500 %     0.96423800 %    0.28262290 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.74962600 %     0.96312788 %    0.28412780 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,185,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,185,881.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.08657149
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              160.80

POOL TRADING FACTOR:                                                83.09368835

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18(POOL #  4750)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4750
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XDD2   229,306,000.00 190,246,488.60     4.500000  %  1,770,652.19
A-2     76111XDE0    20,000,000.00  16,593,241.22     4.500000  %    154,435.75
A-3     76111XDF7       756,000.00     627,224.52     4.500000  %      5,837.67
A-P     76111XDG5       805,355.13     680,263.22     0.000000  %      3,288.75
A-V     76111XDH3             0.00           0.00     0.278060  %          0.00
R       76111XDJ9           100.00           0.00     4.500000  %          0.00
M-1     76111XDK6     1,395,800.00   1,313,755.90     4.500000  %      5,764.29
M-2     76111XDL4       380,500.00     358,134.49     4.500000  %      1,571.37
M-3     76111XDM2       380,500.00     358,134.49     4.500000  %      1,571.37
B-1     76111XDN0       253,700.00     238,787.70     4.500000  %      1,047.72
B-2     76111XDP5       126,800.00     119,346.79     4.500000  %        523.65
B-3     76111XDQ3       253,713.95     238,800.83     4.500000  %      1,047.77

-------------------------------------------------------------------------------
                  253,658,469.08   210,774,177.76                  1,945,740.53
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       713,424.33  2,484,076.52            0.00       0.00    188,475,836.41
A-2        62,224.65    216,660.40            0.00       0.00     16,438,805.47
A-3         2,352.09      8,189.76            0.00       0.00        621,386.85
A-P             0.00      3,288.75            0.00       0.00        676,974.47
A-V        48,839.90     48,839.90            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,926.58     10,690.87            0.00       0.00      1,307,991.61
M-2         1,343.00      2,914.37            0.00       0.00        356,563.12
M-3         1,343.00      2,914.37            0.00       0.00        356,563.12
B-1           895.45      1,943.17            0.00       0.00        237,739.98
B-2           447.55        971.20            0.00       0.00        118,823.14
B-3           895.50      1,943.27            0.00       0.00        237,753.06

-------------------------------------------------------------------------------
          836,692.05  2,782,432.58            0.00       0.00    208,828,437.23
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     829.662061    7.721787     3.111233    10.833020   0.000000  821.940274
A-2     829.662061    7.721787     3.111232    10.833019   0.000000  821.940274
A-3     829.662059    7.721786     3.111230    10.833016   0.000000  821.940274
A-P     844.674852    4.083615     0.000000     4.083615   0.000000  840.591237
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     941.220737    4.129746     3.529574     7.659320   0.000000  937.090991
M-2     941.220741    4.129750     3.529566     7.659316   0.000000  937.090991
M-3     941.220741    4.129750     3.529566     7.659316   0.000000  937.090991
B-1     941.220750    4.129760     3.529562     7.659322   0.000000  937.090991
B-2     941.220723    4.129732     3.529574     7.659306   0.000000  937.090991
B-3     941.220720    4.129730     3.529565     7.659295   0.000000  937.090990

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18 (POOL #  4750)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4750
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,947.51
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,853.36

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     208,828,437.22

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          537

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,020,853.18

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.74962600 %     0.96624600 %    0.28321080 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.74349500 %     0.96783651 %    0.28552100 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,185,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,185,881.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.08327372
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              159.70

POOL TRADING FACTOR:                                                82.32661735

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18(POOL #  4750)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4750
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XDD2   229,306,000.00 188,475,836.41     4.500000  %  4,065,350.17
A-2     76111XDE0    20,000,000.00  16,438,805.47     4.500000  %    354,578.61
A-3     76111XDF7       756,000.00     621,386.85     4.500000  %     13,403.07
A-P     76111XDG5       805,355.13     676,974.47     0.000000  %     17,099.37
A-V     76111XDH3             0.00           0.00     0.274857  %          0.00
R       76111XDJ9           100.00           0.00     4.500000  %          0.00
M-1     76111XDK6     1,395,800.00   1,307,991.61     4.500000  %      5,702.21
M-2     76111XDL4       380,500.00     356,563.12     4.500000  %      1,554.44
M-3     76111XDM2       380,500.00     356,563.12     4.500000  %      1,554.44
B-1     76111XDN0       253,700.00     237,739.98     4.500000  %      1,036.43
B-2     76111XDP5       126,800.00     118,823.14     4.500000  %        518.01
B-3     76111XDQ3       253,713.95     237,753.06     4.500000  %      1,036.49

-------------------------------------------------------------------------------
                  253,658,469.08   208,828,437.23                  4,461,833.24
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       706,784.39  4,772,134.56            0.00       0.00    184,410,486.24
A-2        61,645.52    416,224.13            0.00       0.00     16,084,226.86
A-3         2,330.20     15,733.27            0.00       0.00        607,983.78
A-P             0.00     17,099.37            0.00       0.00        659,875.10
A-V        47,831.61     47,831.61            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,904.97     10,607.18            0.00       0.00      1,302,289.40
M-2         1,337.11      2,891.55            0.00       0.00        355,008.68
M-3         1,337.11      2,891.55            0.00       0.00        355,008.68
B-1           891.52      1,927.95            0.00       0.00        236,703.55
B-2           445.59        963.60            0.00       0.00        118,305.13
B-3           891.57      1,928.06            0.00       0.00        236,716.57

-------------------------------------------------------------------------------
          828,399.59  5,290,232.83            0.00       0.00    204,366,603.99
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     821.940274   17.728931     3.082276    20.811207   0.000000  804.211343
A-2     821.940274   17.728931     3.082276    20.811207   0.000000  804.211343
A-3     821.940272   17.728929     3.082275    20.811204   0.000000  804.211343
A-P     840.591233   21.232074     0.000000    21.232074   0.000000  819.359159
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     937.090988    4.085256     3.514092     7.599348   0.000000  933.005732
M-2     937.090988    4.085256     3.514087     7.599343   0.000000  933.005732
M-3     937.090988    4.085256     3.514087     7.599343   0.000000  933.005732
B-1     937.090990    4.085258     3.514072     7.599330   0.000000  933.005732
B-2     937.090984    4.085252     3.514117     7.599369   0.000000  933.005732
B-3     937.091001    4.085270     3.514076     7.599346   0.000000  933.005731

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:29                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18 (POOL #  4750)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4750
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,450.16
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    10,623.11

SUBSERVICER ADVANCES THIS MONTH                                       11,049.61
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,328,915.72

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     204,366,603.99

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          529

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,551,373.19

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.74349500 %     0.97098400 %    0.28459540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.72167600 %     0.98465538 %    0.29047900 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,185,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,185,881.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.07922819
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              158.90

POOL TRADING FACTOR:                                                80.56762494

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18(POOL #  4750)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4750
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XDD2   229,306,000.00 184,410,486.24     4.500000  %  2,285,822.77
A-2     76111XDE0    20,000,000.00  16,084,226.86     4.500000  %    199,368.77
A-3     76111XDF7       756,000.00     607,983.78     4.500000  %      7,536.14
A-P     76111XDG5       805,355.13     659,875.10     0.000000  %      3,779.50
A-V     76111XDH3             0.00           0.00     0.270772  %          0.00
R       76111XDJ9           100.00           0.00     4.500000  %          0.00
M-1     76111XDK6     1,395,800.00   1,302,289.40     4.500000  %      5,788.37
M-2     76111XDL4       380,500.00     355,008.68     4.500000  %      1,577.93
M-3     76111XDM2       380,500.00     355,008.68     4.500000  %      1,577.93
B-1     76111XDN0       253,700.00     236,703.55     4.500000  %      1,052.09
B-2     76111XDP5       126,800.00     118,305.13     4.500000  %        525.84
B-3     76111XDQ3       253,713.95     236,716.57     4.500000  %      1,052.15

-------------------------------------------------------------------------------
                  253,658,469.08   204,366,603.99                  2,508,081.49
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       691,539.32  2,977,362.09            0.00       0.00    182,124,663.47
A-2        60,315.85    259,684.62            0.00       0.00     15,884,858.09
A-3         2,279.94      9,816.08            0.00       0.00        600,447.64
A-P             0.00      3,779.50            0.00       0.00        656,095.60
A-V        46,113.97     46,113.97            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         4,883.59     10,671.96            0.00       0.00      1,296,501.03
M-2         1,331.28      2,909.21            0.00       0.00        353,430.75
M-3         1,331.28      2,909.21            0.00       0.00        353,430.75
B-1           887.64      1,939.73            0.00       0.00        235,651.46
B-2           443.64        969.48            0.00       0.00        117,779.29
B-3           887.69      1,939.84            0.00       0.00        235,664.42

-------------------------------------------------------------------------------
          810,014.20  3,318,095.69            0.00       0.00    201,858,522.50
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     804.211343    9.968439     3.015793    12.984232   0.000000  794.242905
A-2     804.211343    9.968438     3.015792    12.984230   0.000000  794.242905
A-3     804.211344    9.968439     3.015794    12.984233   0.000000  794.242905
A-P     819.359163    4.692973     0.000000     4.692973   0.000000  814.666190
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     933.005729    4.146991     3.498775     7.645766   0.000000  928.858738
M-2     933.005729    4.146991     3.498765     7.645756   0.000000  928.858738
M-3     933.005729    4.146991     3.498765     7.645756   0.000000  928.858738
B-1     933.005722    4.146985     3.498778     7.645763   0.000000  928.858738
B-2     933.005741    4.147003     3.498738     7.645741   0.000000  928.858738
B-3     933.005730    4.146993     3.498783     7.645776   0.000000  928.858737

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S18 (POOL #  4750)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4750
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,508.28
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    11,704.42

SUBSERVICER ADVANCES THIS MONTH                                        3,750.69
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     452,798.62

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     201,858,522.49

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          525

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,599,618.23

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         98.72167600 %     0.98784500 %    0.28954110 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            98.71151800 %     0.99245873 %    0.29278730 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,185,881.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,185,881.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.07634560
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              157.80

POOL TRADING FACTOR:                                                79.57886178